Exhibit 99.1
FleetCor Reports Second Quarter 2016 Financial Results

Raises 2016 Guidance

NORCROSS, Ga., August 4, 2016 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its second quarter ended June 30, 2016.

“We reported another solid quarter, despite the continuation of the unfavorable macro-environment. Importantly, our fundamentals continued to be strong and organic revenue growth was approximately 9% in the quarter, on a constant fuel price, currency, and spread basis,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc. “We are also pleased to announce the signing of our new Speedway partnership agreement and have received unconditional regulatory approval from CADE for the STP acquisition, which we expect to close in the third quarter.”

Financial Results for Second Quarter 2016:

GAAP Results

•	Total revenues increased 3% to $417.9 million in the second quarter of 2016 compared to $404.6 million in the second quarter of 2015.

•	GAAP net income increased 16% to $114.2 million in the second quarter of 2016 compared to $98.7 million in the second quarter of 2015.

•	GAAP net income per diluted share increased 15% to $1.21 in the second quarter of 2016 compared to $1.05 per diluted share in the second quarter of 2015.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 3% to $395.6 million in the second quarter of 2016 compared to $382.9 million in the second quarter of 2015.

•	Adjusted net income[1] increased 6% to $147.1 million in the second quarter of 2016 compared to $138.9 million in the second quarter of 2015.

•	Adjusted net income per diluted share[1] increased 5% to $1.56 in the second quarter of 2016 compared to $1.48 in the second quarter of 2015.

“We believe macro-economic headwinds impacted our business in the second quarter by approximately $25 million in revenue or approximately $0.15 in adjusted net income per diluted share on a year over year basis,” said Eric Dey, chief financial officer FleetCor Technologies, Inc. “We are raising our guidance to reflect our second quarter results compared to our internal expectations, an improved macro-economic outlook for fuel prices, and the expected early adoption of the new accounting rules for stock based compensation in the third quarter.”

Fiscal Year 2016 Outlook:

For fiscal-year 2016, FleetCor Technologies, Inc. financial guidance and assumptions are as follows:

•

•	Total revenues between $1,740 million and $1,780 million;

•	GAAP net income[1] between $475 million and $486 million;

•	GAAP net income per diluted share[1] between $5.02 and $5.12;

•	Adjusted net income[1] between $627 million and $640 million; and

•	Adjusted net income per diluted share[1] between $6.61 and $6.75.

[1]Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 4.

FleetCor’s fiscal-year guidance assumptions for 2016 are as follows:

•	Weighted average fuel price of $2.31 for the second half of the year equal to the second quarter of 2016.

•	Market spreads returning to normalized levels for the second half of 2016, down approximately $10 million versus 2015.

•	Foreign exchange rates equal to the seven day average ended July 13, 2016.

•	SVS business is retained for 2016.

•
Expected early adoption of the new accounting rules for stock options in the third quarter. The impact is projected to lower our effective tax rate for the balance of the year and will impact GAAP and adjusted net income per diluted share positively by approximately $0.05-$0.07 per share. The favorable impact assumes a normal level of stock option exercises over the balance of the year.

•	Continued weakness in the Company’s Brazilian and Russian businesses.

•	Fully diluted shares outstanding of approximately 95.0 million shares.

•	Full year tax rate of approximately 30.0%.

•	The Travelcard acquisition in the Netherlands, although strategic in nature, will be immaterial to both revenue and profit in the second half of the year.

•	No impact related to the STP acquisition and the new Speedway partnership agreement.

Conference Call
The company will host a conference call to discuss second quarter 2016 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (855) 327-6837, or for international callers (631) 891-4304. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10001428. The replay will be available until August 11, 2016. The call will be webcast live from the company's investor relations website at investor.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally, as well as the other risks and uncertainties identified under the caption "Risk Factors" in FleetCor's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures
Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) our proportionate share of amortization of intangible assets at our equity method investment and

(e) a non-recurring net gain at our equity method investment. The company uses adjusted revenue’s as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains do not necessarily reflect how our equity method investment and business is performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 4.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income, and adjusted net income per diluted share are key measures used by the company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor
FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor's payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, and Australia/New Zealand. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
investor@fleetcor.com
(770) 729-2017

FleetCor Technologies, Inc. and subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues, net	$417,905	$404,605	$832,167	$820,771
Expenses:
Merchant commissions	22,308	21,725	50,541	49,051
Processing	80,691	74,564	160,505	155,920
Selling	31,947	27,297	58,500	53,628
General and administrative	63,586	63,388	131,180	133,110
Depreciation and amortization	48,436	48,827	84,764	96,909
Other operating, net	(231)	(347)	(446)	(772)
Operating income	171,168	169,151	347,123	332,925
Equity method investment (income) loss	(7,184)	5,118	(4,991)	7,818
Other expense, net	104	653	763	2,513
Interest expense, net	15,900	18,089	32,091	37,655
Total other expense	8,820	23,860	27,863	47,986
Income before income taxes	162,348	145,291	319,260	284,939
Provision for income taxes	48,163	46,613	95,103	92,108
Net income	$114,185	$98,678	$224,157	$192,831
Basic earnings per share	$1.23	$1.07	$2.42	$2.10
Diluted earnings per share	$1.21	$1.05	$2.37	$2.05
Weighted average shares outstanding:
Basic shares	92,665	91,904	92,591	91,828
Diluted shares	94,549	94,050	94,437	93,992

FleetCor Technologies, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$493,085	$447,152
Restricted cash	156,014	167,492
Accounts receivable (less allowance for doubtful accounts of $25,236 and $21,903, at June 30, 2016 and December 31, 2015, respectively)	901,291	638,954
Securitized accounts receivable — restricted for securitization investors	713,000	614,000
Prepaid expenses and other current assets	73,355	68,113
Deferred income taxes	7,106	8,913
Total current assets	2,343,851	1,944,624
Property and equipment	189,665	163,569
Less accumulated depreciation and amortization	(99,242)	(82,809)
Net property and equipment	90,423	80,760
Goodwill	3,557,446	3,546,034
Other intangibles, net	2,112,238	2,183,595
Equity method investment	90,803	76,568
Other assets	66,853	58,225
Total assets	$8,261,614	$7,889,806
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$897,057	$669,528
Accrued expenses	160,566	150,677
Customer deposits	503,112	507,233
Securitization facility	713,000	614,000
Current portion of notes payable and lines of credit	111,158	261,100
Other current liabilities	40,303	44,936
Total current liabilities	2,425,196	2,247,474
Notes payable and other obligations, less current portion	2,007,918	2,059,900
Deferred income taxes	705,130	713,428
Other noncurrent liabilities	40,665	38,957
Total noncurrent liabilities	2,753,713	2,812,285
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 120,911,444 shares issued and 92,556,276 shares outstanding at June 30, 2016; and 475,000,000 shares authorized, 120,539,041 shares issued and 92,376,335 shares outstanding at December 31, 2015	121	121
Additional paid-in capital	2,032,687	1,988,917
Retained earnings	1,990,492	1,766,336
Accumulated other comprehensive loss	(559,741)	(570,811)
Less treasury stock, 28,355,168 and 28,162,706 shares at June 30, 2016 and December 31, 2015, respectively	(380,854)	(354,516)
Total stockholders’ equity	3,082,705	2,830,047
Total liabilities and stockholders’ equity	$8,261,614	$7,889,806

FleetCor Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In Thousands)

	Six Months Ended June 30,
	2016	2015
Operating activities
Net income	$224,157	$192,831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,311	15,096
Stock-based compensation	32,620	30,500
Provision for losses on accounts receivable	13,729	13,022
Amortization of deferred financing costs and discounts	3,651	3,517
Amortization of intangible assets	66,114	80,186
Amortization of premium on receivables	2,339	1,627
Deferred income taxes	(9,248)	(40,894)
Equity method investment (income) loss	(4,991)	7,818
Other non-cash operating income	(446)	(772)
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	13,555	5,790
Accounts receivable	(385,451)	(233,528)
Prepaid expenses and other current assets	(4,636)	24
Other assets	(9,362)	(2,961)
Excess tax benefits related to stock-based compensation	(3,186)	(9,639)
Accounts payable, accrued expenses and customer deposits	253,700	135,795
Net cash provided by operating activities	208,856	198,412
Investing activities
Acquisitions, net of cash acquired	(13,167)	(7,954)
Purchases of property and equipment	(24,757)	(16,234)
Net cash used in investing activities	(37,924)	(24,188)
Financing activities
Excess tax benefits related to stock-based compensation	3,186	9,639
Proceeds from issuance of common stock	7,964	7,105
Repurchase of common stock	(26,037)	—
Borrowings on securitization facility, net	99,000	89,000
Principal payments on notes payable	(51,750)	(51,750)
Borrowings from revolver — A Facility	140,000	—
Payments on revolver — A Facility	(290,000)	(276,818)
Borrowings from swing line of credit, net	—	9,441
Payment of contingent consideration	—	(39,808)
Other	(666)	(145)
Net cash used in financing activities	(118,303)	(253,336)
Effect of foreign currency exchange rates on cash	(6,696)	(13,782)
Net increase (decrease) in cash and cash equivalents	45,933	(92,894)
Cash and cash equivalents, beginning of period	447,152	477,069
Cash and cash equivalents, end of period	$493,085	$384,175
Supplemental cash flow information
Cash paid for interest	$30,361	$38,883
Cash paid for income taxes	$64,345	$30,234

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues, net	$417,905	$404,605	$832,167	$820,771
Merchant commissions	22,308	21,725	50,541	49,051
Total adjusted revenues	$395,597	$382,880	$781,626	$771,720

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$114,185	$98,678	$224,157	$192,831
Stock based compensation	17,434	13,549	32,620	30,500
Amortization of intangible assets	38,752	40,415	66,114	80,186
Amortization of premium on receivables	1,349	814	2,339	1,627
Amortization of deferred financing costs and discounts	1,829	1,773	3,651	3,517
Amortization of intangibles at equity method investment	2,824	2,667	5,127	5,372
Non recurring net gain at equity method investment	(10,845)	—	(10,845)	—
Total pre-tax adjustments	51,343	59,218	99,006	121,202
Income tax impact of pre-tax adjustments at the effective tax rate*	(18,427)	(18,999)	(31,809)	(39,179)
Adjusted net income	$147,101	$138,898	$291,354	$274,854
Adjusted net income per diluted share	$1.56	$1.48	$3.09	$2.92
Diluted shares	94,549	94,050	94,437	93,992

*
Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016.

Exhibit 2
Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment
(In thousands except revenues, net per transaction and adjusted revenues per transaction)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
NORTH AMERICA
'- Transactions[2]	411,611	389,410	22,201	5.7%	846,093	774,194	71,899	9.3%
'- Revenues, net per transaction	$0.73	$0.73	$—	0.1%	$0.71	$0.75	$(0.04)	(5.1)%
'- Revenues, net	$301,126	$284,576	$16,550	5.8%	$604,674	$583,389	$21,285	3.6%
INTERNATIONAL
'- Transactions	53,412	45,674	7,738	16.9%	105,950	92,453	13,497	14.6%
'- Revenues, net per transaction	$2.19	$2.63	$(0.44)	(16.8)%	$2.15	$2.57	$(0.42)	(16.4)%
'- Revenues, net	$116,779	$120,029	$(3,250)	(2.7)%	$227,493	$237,382	$(9,889)	(4.2)%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions[2]	465,023	435,084	29,939	6.9%	952,043	866,647	85,396	9.9%
'- Revenues, net per transaction	$0.90	$0.93	$(0.03)	(3.4)%	$0.87	$0.95	$(0.07)	(7.7)%
'- Revenues, net	$417,905	$404,605	$13,300	3.3%	$832,167	$820,771	$11,396	1.4%
FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
'- Transactions[2]	465,023	435,084	29,939	6.9%	952,043	866,647	85,396	9.9%
'- Adjusted revenues per transaction	$0.85	$0.88	$(0.03)	(3.3)%	$0.82	$0.89	$(0.07)	(7.8)%
'- Adjusted revenues	$395,597	$382,880	$12,717	3.3%	$781,626	$771,720	$9,906	1.3%

[1]
Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

[2]
Includes approximately 313 million and 296 million transactions for the three months ended June 30, 2016 and 2015, respectively, and approximately 655 million and 597 million transactions for the six months ended June 30, 2016 and 2015, respectively, related to our SVS business acquired with Comdata in the fourth quarter of 2014.

Sources of Revenue[3]	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
Revenue from customers and partners	54.2%	52.7%	1.5%	2.8%	54.4%	52.1%	2.3%	4.4%
Revenue from merchants and networks	45.8%	47.3%	(1.5)%	(3.2)%	45.6%	47.9%	(2.3)%	(4.8)%

Revenue directly tied to fuel-price spreads	9.8%	10.3%	(0.5)%	(4.9)%	11.2%	12.0%	(0.8)%	(6.7)%
Revenue directly influenced by absolute price of fuel	15.0%	16.5%	(1.5)%	(9.1)%	14.4%	15.6%	(1.2)%	(7.7)%
Revenue from program fees, late fees, interest and other	75.2%	73.2%	2.0%	2.7%	74.4%	72.4%	2.0%	2.8%

[3]	Expressed as a percentage of consolidated revenue.

Exhibit 3
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues, net:
North America	$301,126	$284,576	$604,674	$583,389
International	116,779	120,029	227,493	237,382
	$417,905	$404,605	$832,167	$820,771
Operating income:
North America	$117,611	$109,584	$231,461	$219,350
International	53,557	59,567	115,662	113,575
	$171,168	$169,151	$347,123	$332,925
Depreciation and amortization:
North America	$32,180	$32,021	$63,612	$63,943
International	16,256	16,806	21,152	32,966
	$48,436	$48,827	$84,764	$96,909
Capital expenditures:
North America	$8,579	$3,793	$16,521	$8,017
International	4,439	4,336	8,236	8,217
	$13,018	$8,129	$24,757	$16,234

Exhibit 4
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2016 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2016 Guidance
	Low*	High*
Net income	$475	$486
Net income per diluted share	$5.02	$5.12

Stock based compensation	66	66
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	157	157
Amortization of intangibles at equity method investment	10	10
Non recurring net gain at equity method investment	(11)	(11)
Total pre-tax adjustments	221	221
Income tax impact of pre-tax adjustments at the effective tax rate**	(67)	(67)
Adjusted net income	$627	$640
Adjusted net income per diluted share	$6.61	$6.75

Diluted shares	95	95

* Columns may not calculate due to impact of rounding.
** Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016.